FIRST AMENDMENT TO STANDARD LEASE

THIS FIRST AMENDMENT ("the Amendment") to the Standard Industiral Commercial multi-Tenant Lease - Gross is dated December , 1999 and is entered into by and between RAYMOND SCURRIA, ROSE SCURRIA, LINDA M. SCURRIA AND MARY JANE Zehnoferung ("LESSOR") and AIR PACKAGING TECHNOLOGIES, INC., a Delaware Corporation ("LESSEE") for the Property commonly known as 25620 Rye Canyon Road, Units D, E & F, Valencia California.

                                    RECITALS

         A. Lessor and Lessee entered into that certain Lease dated as of April 22, 1997 (the "Lease")

         B. Lessor and Lesee desire to amend the Lease with this Amendment (collectively the "Agreement")

NOW, THEREFORE, in consideration of the terms, covenants and conditions set forth in the Agreement, the adequacy and sufficienty of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. Expiration Date. The Expiration Date references in Paragraph 1.3 of the Lease is hereby extended until May 31, 2005.

     2. Base Rent. The monthly Base Rent referenced in Paragraph 1.5 of the Lease will be increased on June 1, 2000 to $11,000.00 per month. In addition, the monthly base rent shall be increases annually as detailed in Paragraph 55 of the Lease..

     3. Non-Impairment. Except as expressly amended by this Amendment, the Lease remains unmodified and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

"Lessor"                                    "Lessee"

Raymond Scurria, Rose Scurria,              Air Packaging Technologies, Inc.
Linda M. Scurria and Mary Jane              a Delaware Corporation
Zehnoferung


By:  /s/ Raymond Scurria                    By:  Donald Ochacher
---------------------------------          -------------------------------------
Raymond Scurria, Attorney in Fact           Donald Ochacher, President

Date:  1/4/2000                             Date:  1/3/2000

CONSULT YOUR ATTORNEY/ADVISOR This document has been prepared for approval by you attorney. No representation or recommendation is made by CB Richard Ellis, Inc. or the American Industrial Real Estate Association (A.I.R) or the agents or employees of this document or the transaction to which it relates, There are questions for your attorney.

On any real estate transaction it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

In addition, please be advised that an Owner or Tenant of real property may be subject to the Americans with Disabilities Act (the "ADA") in Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to you property, Title III of the ADA requires Owners and Tenants of public accommodations to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by January 26, 1992. The regulation under Title III of the ADA are codified at 28 CFR Part 36.

CB Richard Ellis, Inc. recommends that you and your attorney, engineer and/or architect review the ADA and the regulations, and if appropriate, your proposed lease agreement, to determine if this law would apply to you, and the nature of the requirement.